Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated April 13, 2007, except the second paragraph of Note G, which is as of May 15, 2007, relating to the financial statements of Arcade Acquisition Corp., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
May 16, 2007